Exhibit 99.1

KKR & Co. L.P. Announces First Quarter Results

Strong investment appreciation drives meaningful economic net income

GAAP net income attributable to KKR & Co. L.P. was $190.4 million for the quarter ended March 31, 2012, up from $159.6 million for the quarter ended March 31, 2011.

Assets under management (“AUM”) totaled $62.3 billion as of March 31, 2012, up from $59.0 billion as of December 31, 2011.

Fee related earnings (“FRE”) were $73.4 million for the quarter ended March 31, 2012, down from $126.2 million for the quarter ended March 31, 2011.

Gross distributable earnings were $111.5 million for the quarter ended March 31, 2012, down from $192.9 million for the quarter ended March 31, 2011.

Economic net income (“ENI”) was $727.2 million for the quarter ended March 31, 2012, down from $742.5 million for the quarter ended March 31, 2011.

After-tax ENI was $0.99 per adjusted unit for the quarter ended March 31, 2012, up from $0.96 per adjusted unit for the quarter ended March 31, 2011.

Book value was $6.1 billion on a segment basis as of March 31, 2012, representing $8.67 per adjusted unit.

KKR & Co. L.P. declares a first quarter distribution of $0.15 per common unit.

NEW YORK--(BUSINESS WIRE)--April 27, 2012--KKR & Co. L.P. (NYSE: KKR) today reported its first quarter 2012 results.

For the quarter ended March 31, 2012, the carrying value of KKR’s private equity investment portfolio appreciated 9.0% driving ENI of $727.2 million for the quarter ended March 31, 2012. This represented a decrease of $15.3 million or 2.1%, as compared to ENI of $742.5 million for the quarter ended March 31, 2011, primarily due to lower monitoring and transaction fees, partially offset by higher net carried interest earned from our private equity funds.

AUM and fee paying assets under management (“FPAUM”) were $62.3 billion and $47.2 billion, respectively as of March 31, 2012, increasing 5.6% and 1.7% from December 31, 2011, respectively. The increase in AUM was primarily attributable to continued investment appreciation during the period, partially offset by distributions to limited partners of our investment funds. FPAUM was higher primarily due to new capital raised. Neither of these measures includes capital-raising for our 11th North American private equity fund.

“Our strong ENI in the quarter was largely the result of 9% appreciation in the value of our private equity portfolio,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “This performance, combined with continued progress especially in our energy, infrastructure, and alternative credit businesses, contributed to a strong start to the year.”

____________________________________________________________________________________________

Note: Certain financial measures, including FRE, ENI, after-tax ENI, after-tax ENI per adjusted unit, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP. See calculation of gross distributable earnings under “Distribution Calculation.”

GAAP RESULTS

GAAP results for the quarter ended March 31, 2012 included net income attributable to KKR & Co. L.P. of $190.4 million and net income attributable to KKR & Co. L.P. per common unit of $0.80 on a diluted basis. For the quarter ended March 31, 2011, net income attributable to KKR & Co. L.P. was $159.6 million and net income attributable to KKR & Co. L.P. per common unit was $0.75 on a diluted basis. The increase was primarily due to a higher level of investment appreciation recorded in net gains (losses) from investment activities in the condensed consolidated statements of operations. This increase in net gains (losses) from investment activities was partially offset by (i) a decrease in fees primarily due to lower monitoring and transaction fees and (ii) an increase in compensation and benefits expense. The increase in compensation and benefits expense was primarily attributable to a higher carry pool allocation as a result of the recognition of higher carried interest during the quarter ended March 31, 2012 compared to the quarter ended March 31, 2011.

SEGMENT RESULTS

Private Markets

AUM was $46.0 billion as of March 31, 2012, an increase of $2.4 billion, or 5.5%, compared to AUM of $43.6 billion as of December 31, 2011. The increase was primarily due to investment appreciation, partially offset by distributions to limited partners of our private equity funds arising from realizations.

FPAUM was $38.0 billion as of March 31, 2012, an increase of $0.1 billion, or 0.3%, compared to FPAUM of $37.9 billion as of December 31, 2011. The increase was primarily attributable to favorable changes in foreign exchange related to euro-denominated commitments and invested capital, partially offset by distributions to the limited partners of our private equity funds arising from realizations.

FRE was $37.7 million for the quarter ended March 31, 2012, a decrease of $52.9 million, or 58.4%, compared to FRE of $90.6 million for the quarter ended March 31, 2011. The decrease was primarily driven by (i) lower monitoring fees as a result of $68.8 million of termination payments on monitoring agreements with two portfolio companies during the quarter ended March 31, 2011, which impacted FRE by $37.8 million net of associated fee credits, and (ii) lower transaction fees resulting from closing fewer transaction fee-generating investments.

ENI was $265.3 million for the quarter ended March 31, 2012, a decrease of $11.4 million, or 4.1%, compared to ENI of $276.7 million for the quarter ended March 31, 2011. The decrease was primarily attributable to the decline in FRE discussed above, partially offset by higher net carried interest driven by a higher level of appreciation in our private equity portfolio.

Public Markets

AUM was $16.3 billion as of March 31, 2012, an increase of $0.9 billion, or 5.8%, compared to AUM of $15.4 billion as of December 31, 2011. FPAUM was $9.3 billion as of March 31, 2012, an increase $0.8 billion, or 9.4%, compared to FPAUM of $8.5 billion as of December 31, 2011. For both AUM and FPAUM, the increases were primarily attributable to new capital raised as well as appreciation in the net asset value of certain investment vehicles.

FRE was $15.4 million for the quarter ended March 31, 2012, an increase of $0.9 million, or 6.2%, compared to FRE of $14.5 million for the quarter ended March 31, 2011. The increase was primarily due to a higher level of management fees related to new capital raised over the past year, partially offset by lower incentive fees earned in the first quarter of 2012.

ENI was $23.9 million for the quarter ended March 31, 2012, an increase of $8.0 million, or 50.3%, compared to ENI of $15.9 million for the quarter ended March 31, 2011. The increase was primarily attributable to higher net carried interest due to investment appreciation of certain carry-earning investment vehicles.

Capital Markets and Principal Activities

FRE was $20.2 million for the quarter ended March 31, 2012, a decrease of $0.9 million, or 4.3%, compared to FRE of $21.1 million for the quarter ended March 31, 2011. The decrease was primarily due to higher compensation expense in connection with increased headcount to support the expansion of the capital markets business.

ENI was $438.0 million for the quarter ended March 31, 2012, a decrease of $11.9 million, or 2.6%, compared to ENI of $449.9 million for the quarter ended March 31, 2011. The decrease was primarily attributable to a lower level of investment income. While the fair value of our principal investments increased by a similar percentage during the first quarter of 2012 as they did in the first quarter of 2011, the appreciation was on a slightly smaller investment base.

CAPITAL AND LIQUIDITY

As of March 31, 2012, KKR had $855.5 million of cash and short-term investments on a segment basis and $500.0 million of outstanding debt obligations under its senior notes. KKR’s availability for further borrowings was approximately $750.0 million (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of March 31, 2012).

As of March 31, 2012, KKR’s portion of total uncalled commitments to its investment funds was $594.9 million, consisting of the following (amounts in thousands):

Commitments
Private Markets
European Fund III	$266,900
2006 Fund	107,400
Asian Fund	64,300
Infrastructure	40,400
E2 Investors (Annex Fund)	28,100
Natural Resources	16,200
China Growth Fund	6,900
Other Private Markets Commitments	4,000
Total Private Markets Commitments	534,200

Public Markets
Mezzanine Fund	29,400
Direct Lending	24,400
Special Situations Vehicles	6,900
Total Public Markets Commitments	60,700

Total Uncalled Commitments	$594,900

DISTRIBUTION

A distribution of $0.15 per common unit will be paid on May 21, 2012 to unitholders of record as of the close of business on May 7, 2012.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Friday, April 27, 2012 at 10:00 a.m. EDT. The conference call may be accessed by dialing (888) 401-4685 (U.S. callers) or +1 (719) 325-2490 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (888) 203-1112 (U.S. callers) and +1 (719) 457-0820 (non-U.S. callers), pass code 8483281, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/alerts.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Public Investors section of the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $62.3 billion in assets under management as of March 31, 2012. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, gross distributable earnings, ENI, after-tax ENI, fee related EBITDA, committed and syndicated dollars invested, uncalled commitments, core interest expense, cash and short-term investments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 27, 2012, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2012	March 31, 2011
Revenues
Fees	$116,307	$231,843

Expenses
Compensation and Benefits	372,410	356,554
Occupancy and Related Charges	15,197	12,554
General, Administrative and Other	57,651	54,644
Total Expenses	445,258	423,752

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	3,086,865	2,487,209
Dividend Income	172,939	4,808
Interest Income	76,199	65,368
Interest Expense	(18,005)	(17,252)
Total Investment Income (Loss)	3,317,998	2,540,133

Income (Loss) Before Taxes	2,989,047	2,348,224

Income Taxes	17,072	30,783

Net Income (Loss)	2,971,975	2,317,441

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	5,272	-
Net Income (Loss) Attributable to
Noncontrolling Interests	2,776,267	2,157,876

Net Income (Loss) Attributable to KKR & Co. L.P.	$190,436	$159,565

Distributions Declared per KKR & Co. L.P. Common Unit	$0.15	$0.21

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.83	$0.75
Diluted (a)	$0.80	$0.75
Weighted Average Common Units Outstanding
Basic	229,099,335	213,479,630
Diluted (a)	237,832,106	213,509,630

(a)

KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Fees
Management and incentive fees:
Management fees	$128,643	$127,556	$127,550
Incentive fees	9,670	6,084	12,013
Management and incentive fees	138,313	133,640	139,563

Monitoring and transaction fees:
Monitoring fees	25,822	21,797	90,427
Transaction fees	44,298	128,338	87,276
Fee credits	(19,343)	(36,862)	(72,992)
Net monitoring and transaction fees	50,777	113,273	104,711

Total fees	189,090	246,913	244,274

Expenses
Compensation and benefits	62,724	65,038	63,140
Occupancy and related charges	14,461	14,353	11,859
Other operating expenses	38,549	50,947	43,072
Total expenses (a)	115,734	130,338	118,071

Fee Related Earnings	73,356	116,575	126,203

Investment income (loss)
Gross carried interest	469,364	96,503	332,121
Less: allocation to KKR carry pool	(191,506)	(40,410)	(139,515)
Less: management fee refunds (b)	(40,708)	(1,993)	(4,804)
Net carried interest	237,150	54,100	187,802
Other investment income (loss)	419,907	117,039	430,175
Total investment income (loss)	657,057	171,139	617,977

Income (Loss) before noncontrolling interests
in Income of consolidated entities	730,413	287,714	744,180
Income (Loss) attributable to
noncontrolling interests	3,211	2,220	1,660

Economic Net Income (Loss)	$727,202	$285,494	$742,520

Provision for Income Taxes	43,383	59,988	88,739

Economic Net Income (Loss), After Taxes (c)	$683,819	$225,506	$653,781

Economic Net Income (Loss), After Taxes per Adjusted Unit (c)	$0.99	$0.33	$0.96

Assets Under Management	$62,292,600	$59,008,600	$61,043,200
Fee Paying Assets Under Management	$47,226,500	$46,397,300	$45,716,600
Committed Dollars Invested and Syndicated Capital	$1,033,000	$3,734,500	$1,555,800
Uncalled Commitments	$11,015,100	$11,400,500	$13,303,600

Other Information
Fee Related Earnings	$73,356	$116,575	$126,203
Plus: depreciation and amortization	2,553	2,528	2,641
Fee Related EBITDA	$75,909	$119,103	$128,844

Gross Distributable Earnings	$111,486	$195,725	$192,938

GAAP interest expense	$18,005	$20,393	$17,252
Less: interest expense related to debt obligations
from investment financing arrangements	8,073	9,598	6,557
Core Interest Expense (c)	$9,932	$10,795	$10,695

(a)

Excludes a $16.3 million and $5.5 million charge for non-cash equity based compensation during the quarters ended March 31, 2012 and December 31, 2011, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. There was no non-cash equity based compensation charge associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan for the quarter ended March 31, 2011.

(b)	As of March 31, 2012, $66.0 million of carried interest is subject to management fee refunds, which may reduce carried interest in future periods.

(c)	See definitions for after-tax ENI, adjusted units, and core interest expense under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Fees
Management and incentive fees:
Management fees	$106,912	$106,716	$110,257
Incentive fees	-	-	-
Management and incentive fees	106,912	106,716	110,257

Monitoring and transaction fees:
Monitoring fees	25,822	21,797	90,427
Transaction fees	11,667	65,148	53,178
Fee credits	(17,706)	(34,799)	(70,787)
Net monitoring and transaction fees	19,783	52,146	72,818

Total fees	126,695	158,862	183,075

Expenses
Compensation and benefits	44,486	46,139	45,975
Occupancy and related charges	12,805	12,902	10,575
Other operating expenses	31,675	42,825	35,884
Total expenses	88,966	101,866	92,434

Fee Related Earnings	37,729	56,996	90,641

Investment income (loss)
Gross carried interest	454,505	96,115	329,047
Less: allocation to KKR carry pool	(185,562)	(40,255)	(138,285)
Less: management fee refunds	(40,708)	(1,993)	(4,804)
Net carried interest	228,235	53,867	185,958
Other investment income (loss)	1,652	(364)	1,067
Total investment income (loss)	229,887	53,503	187,025

Income (Loss) before noncontrolling interests
in Income of consolidated entities	267,616	110,499	277,666
Income (Loss) attributable to
noncontrolling interests	2,296	651	927

Economic Net Income (Loss)	$265,320	$109,848	$276,739

Assets Under Management	$45,986,400	$43,627,900	$46,239,100
Fee Paying Assets Under Management	$37,974,800	$37,869,700	$37,883,600
Committed Dollars Invested	$576,200	$2,148,400	$809,700
Uncalled Commitments	$9,596,700	$10,070,300	$12,071,700

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Fees
Management and incentive fees:
Management fees	$21,731	$20,840	$17,293
Incentive fees	9,670	6,084	12,013
Management and incentive fees	31,401	26,924	29,306

Monitoring and transaction fees:
Monitoring fees	-	-	-
Transaction fees	2,422	4,151	3,729
Fee credits	(1,637)	(2,063)	(2,205)
Net monitoring and transaction fees	785	2,088	1,524

Total fees	32,186	29,012	30,830

Expenses
Compensation and benefits	11,382	12,166	11,159
Occupancy and related charges	1,418	1,189	955
Other operating expenses	3,977	3,834	4,208
Total expenses	16,777	17,189	16,322

Fee Related Earnings	15,409	11,823	14,508

Investment income (loss)
Gross carried interest	14,859	388	3,074
Less: allocation to KKR carry pool	(5,944)	(155)	(1,230)
Less: management fee refunds	-	-	-
Net carried interest	8,915	233	1,844
Other investment income (loss)	(23)	(93)	(351)
Total investment income (loss)	8,892	140	1,493

Income (Loss) before noncontrolling interests
in Income of consolidated entities	24,301	11,963	16,001
Income (Loss) attributable to
noncontrolling interests	431	119	138

Economic Net Income (Loss)	$23,870	$11,844	$15,863

Assets Under Management	$16,306,200	$15,380,700	$14,804,100
Fee Paying Assets Under Management	$9,251,700	$8,527,600	$7,833,000
Committed Dollars Invested	$206,200	$434,200	$317,400
Uncalled Commitments	$1,418,400	$1,330,200	$1,231,900

KKR
STATEMENTS OF OPERATIONS
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Fees
Management and incentive fees:
Management fees	$-	$-	$-
Incentive fees	-	-	-
Management and incentive fees	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-
Transaction fees	30,209	59,039	30,369
Fee credits	-	-	-
Net monitoring and transaction fees	30,209	59,039	30,369

Total fees	30,209	59,039	30,369

Expenses
Compensation and benefits	6,856	6,733	6,006
Occupancy and related charges	238	262	329
Other operating expenses	2,897	4,288	2,980
Total expenses	9,991	11,283	9,315

Fee Related Earnings	20,218	47,756	21,054

Investment income (loss)
Gross carried interest	-	-	-
Less: allocation to KKR carry pool	-	-	-
Less: management fee refunds	-	-	-
Net carried interest	-	-	-
Other investment income (loss)	418,278	117,496	429,459
Total investment income (loss)	418,278	117,496	429,459

Income (Loss) before noncontrolling interests
in Income of consolidated entities	438,496	165,252	450,513
Income (Loss) attributable to
noncontrolling interests	484	1,450	595

Economic Net Income (Loss)	$438,012	$163,802	$449,918

Syndicated Capital	$250,600	$1,151,900	$428,700

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended March 31, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,912	$21,731	$-	$128,643
Incentive fees	-	9,670	-	9,670
Management and incentive fees	106,912	31,401	-	138,313

Monitoring and transaction fees:
Monitoring fees	25,822	-	-	25,822
Transaction fees	11,667	2,422	30,209	44,298
Fee credits	(17,706)	(1,637)	-	(19,343)
Net monitoring and transaction fees	19,783	785	30,209	50,777

Total fees	126,695	32,186	30,209	189,090

Expenses
Compensation and benefits	44,486	11,382	6,856	62,724
Occupancy and related charges	12,805	1,418	238	14,461
Other operating expenses	31,675	3,977	2,897	38,549
Total expenses	88,966	16,777	9,991	115,734

Fee Related Earnings	37,729	15,409	20,218	73,356

Investment income (loss)
Gross carried interest	454,505	14,859	-	469,364
Less: allocation to KKR carry pool	(185,562)	(5,944)	-	(191,506)
Less: management fee refunds	(40,708)	-	-	(40,708)
Net carried interest	228,235	8,915	-	237,150
Other investment income (loss)	1,652	(23)	418,278	419,907
Total investment income (loss)	229,887	8,892	418,278	657,057

Income (Loss) before noncontrolling interests
in Income of consolidated entities	267,616	24,301	438,496	730,413
Income (Loss) attributable to
noncontrolling interests	2,296	431	484	3,211

Economic Net Income (Loss)	$265,320	$23,870	$438,012	$727,202

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended December 31, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,716	$20,840	$-	$127,556
Incentive fees	-	6,084	-	6,084
Management and incentive fees	106,716	26,924	-	133,640

Monitoring and transaction fees:
Monitoring fees	21,797	-	-	21,797
Transaction fees	65,148	4,151	59,039	128,338
Fee credits	(34,799)	(2,063)	-	(36,862)
Net monitoring and transaction fees	52,146	2,088	59,039	113,273

Total fees	158,862	29,012	59,039	246,913

Expenses
Compensation and benefits	46,139	12,166	6,733	65,038
Occupancy and related charges	12,902	1,189	262	14,353
Other operating expenses	42,825	3,834	4,288	50,947
Total expenses	101,866	17,189	11,283	130,338

Fee Related Earnings	56,996	11,823	47,756	116,575

Investment income (loss)
Gross carried interest	96,115	388	-	96,503
Less: allocation to KKR carry pool	(40,255)	(155)	-	(40,410)
Less: management fee refunds	(1,993)	-	-	(1,993)
Net carried interest	53,867	233	-	54,100
Other investment income (loss)	(364)	(93)	117,496	117,039
Total investment income (loss)	53,503	140	117,496	171,139

Income (Loss) before noncontrolling interests
in Income of consolidated entities	110,499	11,963	165,252	287,714
Income (Loss) attributable to
noncontrolling interests	651	119	1,450	2,220

Economic Net Income (Loss)	$109,848	$11,844	$163,802	$285,494

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended March 31, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$110,257	$17,293	$-	$127,550
Incentive fees	-	12,013	-	12,013
Management and incentive fees	110,257	29,306	-	139,563

Monitoring and transaction fees:
Monitoring fees	90,427	-	-	90,427
Transaction fees	53,178	3,729	30,369	87,276
Fee credits	(70,787)	(2,205)	-	(72,992)
Net monitoring and transaction fees	72,818	1,524	30,369	104,711

Total fees	183,075	30,830	30,369	244,274

Expenses
Compensation and benefits (a)	45,975	11,159	6,006	63,140
Occupancy and related charges	10,575	955	329	11,859
Other operating expenses	35,884	4,208	2,980	43,072
Total expenses	92,434	16,322	9,315	118,071

Fee Related Earnings	90,641	14,508	21,054	126,203

Investment income (loss)
Gross carried interest	329,047	3,074	-	332,121
Less: allocation to KKR carry pool	(138,285)	(1,230)	-	(139,515)
Less: management fee refunds	(4,804)	-	-	(4,804)
Net carried interest	185,958	1,844	-	187,802
Other investment income (loss)	1,067	(351)	429,459	430,175
Total investment income (loss)	187,025	1,493	429,459	617,977

Income (Loss) before noncontrolling interests
in Income of consolidated entities	277,666	16,001	450,513	744,180
Income (Loss) attributable to
noncontrolling interests	927	138	595	1,660

Economic Net Income (Loss)	$276,739	$15,863	$449,918	$742,520

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of March 31, 2012
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$237,040	$7,467	$611,041		$855,548
Investments	-	-	5,023,016	(a)	5,023,016
Unrealized carry	589,268	10,362	-		599,630
Other assets	151,620	65,088	80,362		297,070
Total assets	$977,928	$82,917	$5,714,419		$6,775,264

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	158,523	11,631	9,032		179,186
Total liabilities	158,523	11,631	509,032		679,186

Noncontrolling interests	910	383	17,629		18,922

Book value	$818,495	$70,903	$5,187,758		$6,077,156

Book value per adjusted unit	$1.17	$0.10	$7.40		$8.67

As of December 31, 2011
			Capital
			Markets and
	Private	Public	Principal		Total
	Markets	Markets	Activities		Reportable
	Segment	Segment	Segment		Segments

Cash and short-term investments	$296,717	$8,087	$684,637		$989,441
Investments	-	-	4,743,406		4,743,406
Unrealized carry	419,523	1,447	-		420,970
Other assets	139,432	58,360	63,799		261,591
Total assets	$855,672	$67,894	$5,491,842		$6,415,408

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	128,590	8,153	49,329		186,072
Total liabilities	128,590	8,153	549,329		686,072

Noncontrolling interests	(1,358)	729	19,381		18,752

Book value	$728,440	$59,012	$4,923,132		$5,710,584

Book value per adjusted unit	$1.06	$0.09	$7.14		$8.29

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows on pages 14 and 15.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS
(Amounts in thousands, except percentage amounts)

	As of March 31, 2012
			Fair Value as
		Fair	a Percentage
Investment	Cost	Value	of Investments

Co-Investments in Portfolio Companies of
Private Equity Funds:
Dollar General Corporation	$126,329	$643,460	12.7%
HCA Inc.	171,227	374,194	7.4%
Alliance Boots GmbH	301,352	333,262	6.6%
The Nielsen Company B.V.	156,839	312,723	6.2%
Samson Resources Corporation	237,514	237,514	4.7%
NXP B.V.	207,963	209,673	4.1%
U.S. Foodservice, Inc.	100,000	140,000	2.8%
Biomet, Inc.	151,444	121,155	2.4%
ProSiebenSat.1 Media AG	226,913	105,933	2.1%
First Data Corporation	135,258	94,680	1.9%
KION Group GmbH	128,058	73,048	1.4%
Energy Future Holdings Corp.	200,000	10,000	0.2%
PagesJaunes Groupe S.A.	235,201	-	0.0%
	2,378,098	2,655,642	52.5%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	839,024	936,040	18.5%
KKR European Fund III L.P.	164,042	177,005	3.5%
KKR Millennium Fund L.P.	143,653	154,582	3.1%
KKR Asian Fund L.P.	94,799	138,564	2.7%
KKR European Fund II L.P.	89,611	74,692	1.5%
KKR European Fund L.P.	60,922	41,811	0.8%
KKR E2 Investors, L.P.	12,187	19,101	0.4%
KKR China Growth Fund L.P.	3,024	4,272	0.1%
Co-Investment Vehicles	600	674	0.0%
	1,407,862	1,546,741	30.6%

Private Equity Total	3,785,960	4,202,383	83.1%

Energy & Infrastructure
Infrastructure Fund	14,490	14,524	0.3%
Co-Investment Vehicles	10,477	11,668	0.2%
Natural Resources	6,759	5,797	0.1%
Energy & Infrastructure Total	31,726	31,989	0.6%

Private Markets Total	3,817,686	4,234,372	83.7%

Public Markets Investment Vehicles
Liquid Credit SMAs/Funds	170,000	184,877	3.7%
Long/Short Equities Funds	100,000	97,962	1.9%
Direct Lending	58,321	59,831	1.2%
Special Situations Vehicles	16,507	18,365	0.4%
Mezzanine Fund	15,253	16,820	0.3%
Public Markets Total	360,081	377,855	7.5%

Other	419,216	410,789	8.8%

Total Investments	$4,596,983	$5,023,016	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED
(Amounts in thousands, except percentage amounts)

	As of March 31, 2012
			Fair Value as
		Fair	a Percentage
Investment	Cost	Value	of Investments

Significant Aggregate Investments: (a)
Dollar General Corporation	$175,540	$852,699	17.0%
HCA Inc.	217,011	463,394	9.2%
Alliance Boots GmbH	352,382	391,717	7.8%
The Nielsen Company B.V.	172,841	341,613	6.8%
Samson Resources Corporation	283,143	283,143	5.6%
	1,200,917	2,332,566	46.4%

Other investments	3,396,066	2,690,450	53.6%
Total Investments	$4,596,983	$5,023,016	100.0%

Investments by Geography:
North America	$2,890,629	$3,674,885	73.2%
Europe	1,504,208	1,080,726	21.5%
Asia-Pacific	202,146	267,405	5.3%
Total Investments	$4,596,983	$5,023,016	100.0%

Investments by Industry:
Financial Services	$1,193,186	$1,122,500	22.3%
Retail	432,157	1,121,643	22.3%
Healthcare	819,442	1,061,559	21.1%
Media/Telecom	766,758	584,752	11.6%
Technology	397,209	428,301	8.5%
Energy	614,583	344,996	6.9%
Industrial	254,765	228,615	4.6%
Consumer Products	92,957	91,393	1.8%
Other	25,926	39,257	0.9%
Total Investments	$4,596,983	$5,023,016	100.0%

(a)

The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of March 31, 2012. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT AND FEE PAYING ASSETS UNDER MANAGEMENT
(Amounts in thousands)

Assets Under Management
				Total
	Private Markets	Public Markets		Reportable
	Segment	Segment		Segments
Quarter Ended March 31, 2012

December 31, 2011	$43,627,900	$15,380,700		$59,008,600

New Capital Raised	59,500	494,900		554,400
Distributions	(751,200)	(121,800)	(a)	(873,000)
Foreign Exchange	51,200	-		51,200
Change in Value	2,999,000	552,400		3,551,400

March 31, 2012	$45,986,400	$16,306,200		$62,292,600

				Total
	Private Markets	Public Markets		Reportable
	Segment	Segment		Segments
Trailing Twelve Months Ended March 31, 2012

March 31, 2011	$46,239,100	$14,804,100		$61,043,200

New Capital Raised	2,340,400	1,826,200		4,166,600
Distributions	(4,741,400)	(1,068,200)	(b)	(5,809,600)
Foreign Exchange	(151,900)	-		(151,900)
Change in Value	2,300,200	744,100		3,044,300

March 31, 2012	$45,986,400	$16,306,200		$62,292,600

Fee Paying Assets Under Management
				Total
	Private Markets	Public Markets		Reportable
	Segment	Segment		Segments
Quarter Ended March 31, 2012

December 31, 2011	$37,869,700	$8,527,600		$46,397,300

New Capital Raised	58,800	511,100		569,900
Distributions	(123,300)	(42,400)	(a)	(165,700)
Foreign Exchange	151,900	-		151,900
Change in Value	17,700	255,400		273,100

March 31, 2012	$37,974,800	$9,251,700		$47,226,500

				Total
	Private Markets	Public Markets		Reportable
	Segment	Segment		Segments
Trailing Twelve Months Ended March 31, 2012

March 31, 2011	$37,883,600	$7,833,000		$45,716,600

New Capital Raised	2,190,000	1,629,900		3,819,900
Distributions	(1,624,300)	(638,300)	(b)	(2,262,600)
Foreign Exchange	(463,100)	-		(463,100)
Change in Value	(11,400)	427,100		415,700

March 31, 2012	$37,974,800	$9,251,700		$47,226,500

(a)	No redemptions during the period.
(b)	Includes $371.5 million of redemptions.

KKR
INVESTMENT VEHICLE SUMMARY* (UNAUDITED)
As of March 31, 2012
(Amounts in millions, except percentages)

	Investment Period
					Percentage
					Committed
	Commencement	End		Uncalled	by General	Amount		Remaining	Remaining
	Date	Date	Commitment	Commitment	Partner	Invested	Realized	Cost	Fair Value
Private Markets

Private Equity Funds
China Growth Fund	11/2010	11/2016	$1,010.0	$737.9	1.0%	$272.1	$-	$272.1	$366.0
E2 Investors (Annex Fund)	8/2009	11/2012	539.3	385.1	4.2%	154.2	-	154.2	247.2
European Fund III	3/2008	3/2014	5,950.3	3,263.8	4.6%	2,686.5	-	2,686.5	2,825.6
Asian Fund	7/2007	7/2013	3,983.2	1,221.6	2.5%	2,761.6	211.1	2,616.2	4,453.7
2006 Fund	9/2006	9/2012	17,642.2	1,459.2	2.1%	16,183.0	4,367.1	13,886.7	16,831.7
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	1,554.1	4,654.1	4,128.7
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	7,252.5	3,319.5	4,951.1
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,325.6	95.2	507.9
Total Private Equity Funds			43,961.2	7,067.6		36,893.6	21,710.4	27,684.5	34,311.9

Co-Investment Vehicles	Various	Various	2,290.8	362.7	Various	1,928.1	723.0	1,730.3	2,579.5
Total Private Equity			46,252.0	7,430.3		38,821.7	22,433.4	29,414.8	36,891.4

Energy & Infrastructure
Natural Resources	Various	Various	1,094.0	862.2	Various	231.8	14.4	226.9	194.3
Infrastructure	Various	Various	780.8	623.5	6.4%	157.3	-	157.3	157.6
Co-Investment Vehicles	Various	Various	1,863.3	680.7	Various	1,182.6	87.8	1,182.6	1,315.7
Energy & Infrastructure Total			3,738.1	2,166.4		1,571.7	102.2	1,566.8	1,667.6

Private Markets Total			49,990.1	9,596.7		40,393.4	22,535.6	30,981.6	38,559.0

Public Markets

Special Situations Vehicles	Various	Various	2,031.8	641.8	Various	1,390.0	69.1	1,390.0	1,516.2
Mezzanine Fund	3/2010	8/2015	987.0	644.3	4.6%	342.7	8.1	342.7	369.6
Direct Lending	12/2011	12/2014	251.3	132.3	33.1%	119.0	-	119.0	122.1

Public Markets Total			3,270.1	1,418.4		1,851.7	77.2	1,851.7	2,007.9

Grand Total			$53,260.2	$11,015.1		$42,245.1	$22,612.8	$32,833.3	$40,566.9

* Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011

FRE	$73,356	$116,575	$126,203
Realized cash carry	44,927	83,226	73,227
Less: local income taxes	(3,586)	(1,856)	(4,832)
Less: noncontrolling interests	(3,211)	(2,220)	(1,660)
Gross distributable earnings	111,486	195,725	192,938

Distributable earnings to KKR & Co. L.P.	37,800	65,059	61,103

Less: estimated current corporate income taxes	(4,022)	(22,924)	(14,597)

Net cash available for distribution	$33,778	$42,135	$46,506

Additional distribution (a)	-	29,530	-

Total distribution	$33,778	$71,665	$46,506

Distribution per KKR & Co. L.P. common unit	$0.15	$0.32	$0.21

Outstanding KKR & Co. L.P. common units	231,698,206	227,150,182	216,317,787

(a)

Additional distribution is provided primarily from certain realizations on investments within KKR’s Capital Markets and Principal Activities segment and was calculated in accordance with our distribution policy to cover certain tax liabilities. The amount of any additional distribution in the future should not be expected to be consistent or regularly declared.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements. KKR does not intend to distribute gains on principal investments, other than certain additional distributions that KKR may determine to make. These additional distributions, if any, are intended to cover certain tax liabilities, as calculated by KKR. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) any additional distributions for certain taxes as described above. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unit holder’s actual U.S. or non-U.S. tax liability.

KKR

Notes to Reportable Segments (Unaudited)

The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to investors in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses and is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to investors as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE; plus (ii) segment investment income (loss), which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to investors as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to investors as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to investors as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to investors as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Syndicated capital is the aggregate amount of debt or equity capital in transactions originated by KKR investment funds and vehicles, which has been distributed to third parties in exchange for a fee. It does not include capital committed to such transactions by carry-yielding co-investment vehicles, which is instead reported in committed dollars invested. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to investors as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to investors as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to investors as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests in consolidated investment vehicles and other entities that are attributable to noncontrolling interests.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to investors as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS - UNAUDITED)
TO AFTER TAX ENI PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.83	$0.20	$0.75
Weighted Average Common Units Outstanding	229,099,335	225,382,001	213,479,630
Net income (loss) attributable to KKR & Co. L.P.	190,436	46,137	159,565
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	404,191	133,301	408,904
Plus: Non-cash equity based charges	114,341	83,688	141,982
Plus: Amortization of intangibles and other, net	1,162	1,046	1,286
Plus: Income taxes	17,072	21,322	30,783
Economic net income (loss)	727,202	285,494	742,520
Less: Provision for income taxes	(43,383)	(59,988)	(88,739)
Economic net income (loss) after taxes	683,819	225,506	653,781
Adjusted units	692,097,188	689,335,706	683,037,420
Economic net income (loss) after taxes per adjusted unit	$0.99	$0.33	$0.96

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS - UNAUDITED)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS AND FEE RELATED EBITDA
(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011

Net income (loss) attributable to KKR & Co. L.P.	$190,436	$46,137	$159,565
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	404,191	133,301	408,904
Plus: Non-cash equity based charges	114,341	83,688	141,982
Plus: Amortization of intangibles and other, net	1,162	1,046	1,286
Plus: Income taxes	17,072	21,322	30,783
Economic net income (loss)	727,202	285,494	742,520
Plus: Income attributable to segment noncontrolling interests	3,211	2,220	1,660
Plus: Investment income (loss)	(657,057)	(171,139)	(617,977)
Fee related earnings	73,356	116,575	126,203
Plus: depreciation and amortization	2,553	2,528	2,641
Fee related EBITDA	$75,909	$119,103	$128,844

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS - UNAUDITED)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	March 31, 2012	December 31, 2011

KKR & Co. L.P. partners’ capital	$1,510,273	$1,328,698

Plus: Noncontrolling interests held by KKR Holdings L.P.	4,560,614	4,342,157

Plus: Equity impact of KKR Management Holdings Corp. and other	6,269	39,729

Book value	6,077,156	5,710,584

Adjusted units	701,042,870	689,392,861

Book value per adjusted unit	$8.67	$8.29

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS - UNAUDITED)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS)
(Amounts in thousands)

	As of	As of
	March 31, 2012	December 31, 2011

Cash and cash equivalents	$611,213	$843,261

Plus: Liquid short-term investments	244,335	146,180

Cash and short-term investments	$855,548	$989,441

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Weighted Average GAAP Common Units Outstanding - Basic	229,099,335	225,382,001	213,479,630
Weighted Average Unvested Common Units(a)	8,732,771	5,979,031	30,000
Weighted Average GAAP Common Units Outstanding - Diluted	237,832,106	231,361,032	213,509,630
Adjustments:
Weighted Average KKR Holdings Units(b)	454,265,082	457,974,674	469,527,790
Weighted Average Adjusted Units	692,097,188	689,335,706	683,037,420

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	March 31, 2012	December 31, 2011
GAAP Common Units Outstanding - Basic	231,698,206	227,150,182
Unvested Common Units(a)	17,678,453	6,028,444
GAAP Common Units Outstanding - Diluted	249,376,659	233,178,626
Adjustments:
KKR Holdings Units(b)	451,666,211	456,214,235
Book Value Per Adjusted Units	701,042,870	689,392,861

(a)

Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410
investor-relations@kkr.com
or
Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1 (212) 750-8300
media@kkr.com